Exhibit 3.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FATHOM DIGITAL MANUFACTURING CORPORATION”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JULY, A.D. 2023, AT 3:14 O`CLOCK P.M.

Authentication: 203724786 Date: 07-11-23
6379249 8100 SR# 20232967577

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF FATHOM DIGITAL MANUFACTURING

CORPORATION

Pursuant to the General

Corporation Law of the State of Delaware

July 11, 2023

Fathom Digital Manufacturing Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.
The name of the Corporation is “Fathom Digital Manufacturing Corporation.” The original Certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2021 (the “Certificate”).

2.
That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the existing Certificate, in the form set forth below (the "Amendment"), declaring the Amendment to be advisable and calling for consideration of said Amendment by the stockholders of the Corporation.

3.
The text of Article Six of the Certificate is hereby amended and restated to read in full as follows:

Limitation of Director and Officer Liability.

(a)
To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.

(b)
Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

4.
That the requisite stockholders of the Corporation have duly approved said Amendment in accordance with the Certificate and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Fathom Digital Manufacturing Corporation has caused this Certificate of Amendment to the Certificate of incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Fathom Digital Manufacturing Corporation

	By:	/s/ Ryan Martin

	Name:	Ryan Martin
	Title:	Chief Executive Officer
State of Delaware Secretary of State Division of Corporations Delivered 03:14 PM 07/11/2023 FILED 03:14 PM 07/11/2023 SR 20232967577 - File Number 6379249